RESCISSION AGREEMENT AND MUTUAL RELEASE

THIS RESCISSION AGREEMENT AND MUTUAL RELEASE (the “Agreement”) is made and entered into by and among Marijuana Company of America, Inc., a Utah corporation (“MCOA”), and GateC Research, Inc., a California corporation (“GateC”). MCOA and GateC are sometimes referred to herein as the “parties” collectively or a “party” individually.

RECITALS

WHEREAS, MCOA and GateC are parties to that certain Joint Venture Agreement, dated March 17, 2017 (the “Agreement” attached), pursuant to which the parties agreed to jointly and collaboratively organize a business entity in the State of California for the purposes of conducting business in the legal Marijuana business there.

WHEREAS, MCOA agreed to contribute to the joint venture: (i) a commitment to raise up to one and one-half million dollars ($1,500,000) USD over a six-month period, with a minimum commitment of five hundred thousand ($500,000 USD) within a three (3) month period and, (ii) Information establishing brands and systems for the representation of marijuana related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the marijuana industry.

WHEREAS, GateC agreed to contribute to the joint venture: (i) its management and control services and systems related to marijuana grow operations in Adelanto County, California; (ii) its permit to grow marijuana in an approved zone in Adelanto, California.

WHEREAS, GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow marijuana did not contain a conditional use permit.

WHEREAS, On or about November 28, 2017, GateC and MCOA entered into an oral agreement to suspend MCOA’s funding obligations until such time as the State of California finalized regulations concerning the growth, cultivation, harvesting and distribution of marijuana.

WHEREAS, the parties now desire to unwind and rescind the joint venture referenced in the above recitals due to reasons including, but not limited to MCOA’s decision to not engage in the direct growth, propagation and harvesting of marijuana; and

WHEREAS, to accomplish the unwinding of the joint venture agreement, MCOA and GateC desire relieve each other of all commitments, undertakings, covenants and promises concerning the joint venture agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. RESCISSION OF JOINT VENTURE AGREEMENT

On the terms and subject to the conditions of this Agreement, MCOA and GateC each agrees to rescind the joint venture agreement as follows: At the Closing (as defined below), MCOA and GateC shall mutually relieve each other of all rights and obligations in the joint venture agreement.

2. MUTUAL REPRESENTATIONS AND WARRANTIES; COVENANTS

Each party represents and warrants to the other party that:

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2.1 Authorization. All corporate action on the part of the respective party and its nominees, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the respective party hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the parties, enforceable in accordance with its respective terms.

2.2 Corporate Organization of the Company. Each of the parties is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

2.3 Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein will (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which each of the parties is a party, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the parties.

2.4 Cooperation on Tax Matters. The parties each agree to furnish or cause to be furnished to each other upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to the Joint Venture as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

3. MUTUAL RELEASE

3.1 Each party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the joint venture agreement.

3.2 Each party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned.

3.3 Each party knowingly and voluntarily waives any and all rights that it or its Affiliates has or may have under the provisions of Section 1542 of the Civil Code of California, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY, AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Each party acknowledges and agrees that this waiver is an essential and material term of this Agreement which this Agreement would not have been executed.

3.4 Each party represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which he/it or his/its Affiliates may have against any other party. Each of the parties further represents that such party: (i) has carefully read this Agreement; (ii) knows the contents of this Agreement; (iii) has had the advice of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by any other party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

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4. THE CLOSING

4.1 This Agreement shall become effective when signed by all of the parties hereto (the “Closing Date”).

5. INDEMNIFICATION

Each party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorney fees) which are incurred or suffered by or imposed upon the other party arising out of or relating to (i) any failure or breach by the party to perform any of its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the party contained in this Agreement or in any Exhibit delivered in connection with this Agreement.

6. MISCELLANEOUS

6.1 Counterparts. This Agreement may be executed in any number of counterparts, including facsimiles thereof, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

6.2 Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Exhibit hereto represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

6.3 Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

6.4 Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

6.5 Governing Law and Attorney Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of any action at law or suit in equity in relation to this Agreement or any Exhibit or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its or his attorney fees and all other costs and expenses of such action or suit.

6.6 Further Action. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate person or persons shall take such action as promptly as practicable.

6.7 Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Closing.

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6.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Effective as of the Closing Date.

MARIJUANA COMPANY OF AMERICA, INC.	Dated: 3-18-2018
By: _________________________________ DONALD STEINBERG, President

GATEC RESEARCH, INC.	Dated: 3-19-2018
By: _________________________________ ADAM AGATHAKIS, President

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